Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Outset Medical, Inc.:

We consent to the use of our report dated May 8, 2020, except for Note 15C, which is as of September 9, 2020, incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California
September 18, 2020